Press Release	Source: Western Standard Energy Corp.

Western Standard Energy Corp. Reports Promising Results at Starbuck East, Valley County, Montana

Friday September 19, 9:00 am ET

WILLISTON, N.D.--(BUSINESS WIRE)--Western Standard Energy Corp. (OTCBB:WSEG - News), an independent oil and gas exploration company is pleased to report promising initial results from operations conducted by Coastal Petroleum Co. at the Federal 1-19 well on the Starbuck East Shallow Gas Prospect, in Valley County, Montana.

According to the most recent report on operations at the Federal 1-19 well, the Judith River formation was damaged during drilling operations in October 2007, and additional operations will be required to open up the formation and test the well for productivity. The report confirms that gas has flowed at the Federal 1-19 well.

Within the report, Mr. Robert Angerer, Vice-President of Coastal Petroleum states: “The chances for success are good. The geologist’s log shows good gas shows and we have seen gas. The damage and mud must be removed to allow gas to flow and be tested.”

Commenting on the report produced by Coastal Petroleum Co., Dan Bauer, President and CEO of Western Standard Energy Corp. stated “many of our shareholders have been in contact over the past several weeks offering their words of support, and asking about the status of the Federal 1-19 well, and we hope that this update sheds some light on the ongoing completion operations. We remain committed to seeing this project through the testing phase and to begin planning for additional drilling operations on the prospect as soon as practically possible.”

About Western Standard Energy Corp.

Western Standard Energy Corp. is an independent oil and gas exploration company, traded on the OTC BB under the ticker symbol WSEG. Western Standard has secured and is developing a portfolio of oil and gas properties throughout Montana and North Dakota.. Shareholders are invited to contact corporate communications toll free at (888) 956-7843 for further information.

Western Standard Energy Corp.

Dan Bauer, President

Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements in this news release include that Western Standard Energy Corp, (‘Company’) will continue to fund completion operations, that it will plan and drill additional wells on the Starbuck East Shallow Gas Prospect, and that completion operations on the Federal 1-19 well will be successful, or that the Federal 1-19 well will ever produce gas in commercial quantities.

It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom we have contracted, inability to maintain qualified employees or consultants, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, and the likelihood that no commercial quantities of gas are found or recoverable. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-QSB, annual reports on Form 10-KSB and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission available at www.sec.gov.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this document that SEC’s guidelines may prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our annual report on Form 10-KSB and quarterly reports on Form 10-QSB available from us or the SEC.

Contact:

Western Standard Energy Corp.

Investor Relations

Dan Bauer, 1-888-956-7843

ir@western-standard.com

www.western-standard.com

Source: Western Standard Energy Corp.